Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-231486) of Investors Title Company and Subsidiaries of our reports dated March 16, 2026, with respect to the consolidated financial statements and financial statement schedules of Investors Title Company and Subsidiaries, and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Charlotte, North Carolina
March 16, 2026